UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 25, 2017

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) owns 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (“Oncor”). Oncor Holdings is wholly owned by Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”). EFH Corp. and the substantial majority of its direct and indirect subsidiaries, excluding Oncor Holdings, Oncor and their respective subsidiaries (the “Oncor Entities”), filed voluntary petitions for relief under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware on April 29, 2014 (the “EFH Bankruptcy Proceedings”).

As previously disclosed, on July 7, 2017, Berkshire Hathaway Energy Company (“BHE”), an Iowa corporation, announced that it and certain of its subsidiaries (the “BHE Parties”) had entered into a definitive merger agreement with EFH Corp. and EFIH that would ultimately result in the acquisition of EFIH’s indirect equity in interest in Oncor (the “BHE Merger Agreement”). At the request of and with the consent of EFH Corp. and EFIH, Oncor Holdings and Oncor entered into a letter agreement with the BHE Parties (the “BHE Letter Agreement”).

On August 21, 2017, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (the “Sempra Merger Agreement”) with Sempra Energy, a California corporation and one of its wholly-owned subsidiaries (collectively, the “Sempra Parties”). As a result of the execution of the Sempra Merger Agreement, the BHE Merger Agreement was terminated.

Item 8.01	OTHER EVENTS.

On August 25, 2017, at the request of and with the consent of EFH Corp. and EFIH, Oncor Holdings and Oncor entered into a letter agreement with the Sempra Parties (the “Sempra Letter Agreement”) that sets forth certain rights and obligations of the parties and describes certain corporate actions Oncor and Oncor Holdings would take in connection with the merger contemplated by the Sempra Merger Agreement, as well as conditions to Oncor’s and Oncor Holdings’ obligations to take those actions.

Pursuant to its terms, the Oncor Entities are to conduct, in all material respects, their businesses in the ordinary course of business and materially consistent with the plan for 2017 and 2018 contained in Oncor’s long-range business plan, subject to certain exceptions. The regulatory commitments in the Sempra Letter Agreement contemplate that upon consummation of the merger contemplated by the Sempra Merger Agreement, Oncor’s current Chief Executive, Robert S. Shapard, will assume the role of Executive Chairman of Oncor’s Board of Directors and E. Allen Nye, Jr., Oncor’s Senior Vice President, General Counsel and Secretary, will assume the role of Chief Executive.

As a result of the termination of the BHE Merger Agreement, the BHE Letter Agreement was terminated pursuant to its terms.

The foregoing discussion of the terms of the Sempra Letter Agreement is qualified in its entirety by reference to the full text thereof included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are included herewith:

Exhibit Number	Description
99.1	Letter Agreement, dated August 25, 2017, by and among Sempra Energy, Power Play Merger Sub I, Inc., Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ David M. Davis
Name: David M. Davis
Title: Senior Vice President and Chief Financial Officer

Dated: August 30, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement, dated August 25, 2017, by and among Sempra Energy, Power Play Merger Sub I, Inc., Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.